AXA Equitable Life Insurance Company
1290 Avenue of the Americas
New York, NY 10104

Variable Universal Life Supplement

Form. No. VUL-GVIL Opt (2008)

Variable Universal Life Supplement forming Part of the Application for Life Insurance
This application Supplement must be completed by the Proposed Insured or Owner, if other than the Proposed Insured, for Variable Life Application only.
Product: Incentive Life Optimizer
Owner's Name: ______________________ Proposed Insured: ______________________
See Prospectus for description of investment objective(s) for each Investment Option.

1. INITIAL ALLOCATIONS TO THE INVESTMENT OPTIONS*

(Whole Percentages Only)

	For Premiums	For Deductions
Guaranteed Interest Account	%	%
AXA Aggressive Allocation	%	%
AXA Conservative Allocation	%	%
AXA Conservative-Plus Allocation	%	%
AXA Moderate Allocation	%	%
AXA Moderate-Plus Allocation	%	%
EQ/AllianceBernstein Common Stock	%	%
EQ/AllianceBernstein Intermediate Government Securities	%	%
EQ/AllianceBernstein International	%	%
EQ/AllianceBernstein Large Cap Growth	%	%
EQ/AllianceBernstein Quality Bond	%	%
EQ/AllianceBernstein Small Cap Growth	%	%
EQ/AllianceBernstein Value	%	%
EQ/Ariel Appreciation II	%	%
EQ/AXA Rosenberg Value Long/ Short Equity	%	%
EQ/BlackRock Basic Value Equity	%	%
EQ/BlackRock International Value	%	%
EQ/Boston Advisors Equity Income	%	%
EQ/Calvert Socially Responsible	%	%
EQ/Capital Guardian Growth	%	%
EQ/Capital Guardian Research	%	%
EQ/Caywood-Scholl High Yield Bond	%	%
EQ/Equity 500 Index	%	%
EQ/Evergreen International Bond	%	%
EQ/Evergreen Omega	%	%
EQ/FI Mid Cap	%	%
EQ/GAMCO Mergers and Acquisitions	%	%
EQ/GAMCO Small Company Value	%	%
EQ/International Core PLUS	%	%
EQ/International Growth	%	%
EQ/JPMorgan Core Bond	%	%
EQ/JPMorgan Value Opportunities	%	%

(Whole Percentages Only)

	For Premiums	For Deductions
EQ/Large Cap Core PLUS	%	%
EQ/Large Cap Growth PLUS	%	%
EQ/Legg Mason Value Equity	%	%
EQ/Long Term Bond	%	%
EQ/Lord Abbett Growth and Income	%	%
EQ/Lord Abbett Large Cap Core	%	%
EQ/Lord Abbett Mid Cap Value	%	%
EQ/Marsico Focus	%	%
EQ/Mid Cap Value PLUS	%	%
EQ/Money Market	%	%
EQ/Montag & Caldwell Growth	%	%
EQ/PIMCO Real Return	%	%
EQ/Short Duration Bond	%	%
EQ/Small Company Index	%	%
EQ/T. Rowe Price Growth Stock	%	%
EQ/UBS Growth and Income	%	%
EQ/Van Kampen Comstock	%	%
EQ/Van Kampen Emerging Markets Equity	%	%
EQ/Van Kampen Mid Cap Growth	%	%
EQ/Van Kampen Real Estate	%	%
Multimanager Aggressive Equity	%	%
Multimanager Core Bond	%	%
Multimanager Health Care	%	%
Multimanager High Yield	%	%
Multimanager International Equity	%	%
Multimanager Large Cap Core Equity	%	%
Multimanager Large Cap Growth	%	%
Multimanager Large Cap Value	%	%
Multimanager Mid Cap Growth	%	%
Multimanager Mid Cap Value	%	%
Multimanager Small Cap Growth	%	%
Multimanager Small Cap Value	%	%
Multimanager Technology	%	%
TOTAL	100%	100%

* In AL, AK, AZ, CA, CO, FL, ID, IA, KS, NJ, OR, PA, PR, TN, USVI, and WY your Policy Account will be allocated according to these percentages. In all other jurisdictions your Policy Account will be allocated according to these percentages on the first business day 20 days after the date of issue of your policy. Before that time, all Policy Account allocations (except to the Guaranteed Interest Account) will be to the Money Market investment option. Consult the prospectus for investment option information.

2. Suitability

a. Have you, the Proposed Insured or Owner, if other than the Proposed Insured, received:

(1) a prospectus for the policy(ies) applied for? ☐ Yes ☐ No

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

(2) a prospectus for the designated investment company(ies)? ☐ Yes ☐ No

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

(3) any other prospectus not included above? ☐ Yes ☐ No

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

Date of prospectus ______________ Date of any supplement(s) ______________; ______________; ______________.

b. Do you understand that (i) policy values reflect certain deductions and charges, and may increase or decrease depending on credited interest for the Guaranteed Interest Account and/or the investment experience of Separate Account Funds and (ii) the cash value may be subject to a surrender charge, if any, upon policy surrender, lapse or face amount reduction?

☐ Yes ☐ No

c. With this in mind, is (are) the policy(ies) in accordance with your insurance and long-term investment objectives and anticipated financial needs? ☐ Yes ☐ No

d. Disclosures and Consent for Delivery of Initial Prospectus on CD-Rom for AXA Equitable Variable Life Products.

☐ By checking the box and signing the application below, you acknowledge that you received the initial prospectus on computer readable compact disk "CD" and that you are able to access the CD information. In order to retain the prospectus indefinitely, you must print it. You understand that you may request a prospectus in paper format at any time by calling Customer Service at 1-877-222-2144, and that all subsequent prospectus updates and supplements will be provided to you in paper format, unless you enroll in our electronic delivery service.

3. Optional Benefits

☐ Long-Term Care Services Rider (complete Long-Term Care Services Supplement)

☐ Cash Value Plus Rider

☐ Children's Term Insurance Rider (complete Children's Term Rider Supplement)

Amount $ ______________

Units ______________

☐ Disability Waiver of Monthly Deductions Rider

☐ Disability Waiver of Premium

☐ Option to Purchase Additional Insurance Rider

Amount $ ______________

☐ Other ______________

4. Automatic Transfer Service Note: This program may not be elected if you choose the Asset Rebalancing Service.

A minimum of $5,000 must be allocated to the EQ/Money Market Investment Option. Up to 8 investment options can receive the monthly automatic transfer. Each transfer must be at least $50. The automatic transfer is effective on the first month anniversary after the Money Market Lock-in period ends and will continue until the amount allocated to the EQ/Money Market Investment Option is depleted.

Investment Options to Receive Transfer:	Dollar Amount
______________	$______________
______________	$______________
______________	$______________
______________	$______________
______________	$______________
______________	$______________
______________	$______________
______________	$______________

I, the undersigned, have read the detailed description of the Automatic Transfer Service (the Service) in the prospectus. My instructions will remain in effect until a) insufficient funds are available to process transfers, b) I provide new written instructions, or c) the Service otherwise terminates as described in the prospectus. I understand that use of the Service does not guarantee a profit and will not protect against loss in a declining market.

5. Asset Rebalancing Service Note: This program may not be elected if you choose the Automatic Transfer Service. The Guaranteed Interest Account is not available for Asset Rebalancing. Your Allocation among the investment options will be periodically re-adjusted according to the % you indicated in Section 1 and the frequency you choose below. Asset allocation percentages of 2% or more (in whole percentages) may be specified for all variable investment options up to a maximum of 50 options. Asset Rebalancing is effective on the first monthly anniversary after the Money Market Lock-in period ends.

☐ Quarterly ☐ Semiannual ☐ Annual

I, the undersigned, have read the detailed description of the Asset Rebalancing Service in the prospectus. My instructions will remain in effect until a) I provide new written instructions or b) Asset Rebalancing Service otherwise terminates as described in the prospectus. I understand that the use of the Asset Rebalancing Service does not guarantee a profit and will not protect against loss in a declining market.

Remarks

THE UNDERSIGNED UNDERSTANDS THAT THE POLICY VALUES AND THE DEATH BENEFIT MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE VARIABLE SUBACCOUNTS (SUBJECT TO ANY SPECIFIED MINIMUM GUARANTEES.)

Signed at (City, State) ______________________________ on (Date)______________

Signature of Proposed Insured ______________________________

Signature of Additional/Joint Insured (if to be insured) ______________________________

Signature of Owner, if other than Proposed Insured, who agrees to be bound by the representations and agreements in this and any other part of the application:

Name ______________________________ Relationship ______________________________

Address of Owner ______________________________

Based on the information furnished by the Proposed Insured or Owner, if other than the Proposed Insured, in this and any other part of the applications, I certify that I have reasonable grounds for believing the purchase of the policy applied for is suitable for the applicant or the owner. I further certify the current prospectuses were delivered and that no written sales materials other than those furnished by the Company were used.

______________________________ ______________________________

Signature of Licensed Financial Professional/Insurance Broker Date